Oppenheimer Global Allocation Fund
NSAR Exhibit – Item 77I

Oppenheimer Global Allocation Fund, a series of Oppenheimer Quest for Value Funds (the "Registrant"), which offers shares classes A, B, C, N, Y and began offering Class I shares on February 28, 2012.  Post−Effective Amendment No. 77 to the Registrant's Registration Statement, Accession Number 0000728889-12-000387, which includes the terms of Class I shares, is hereby incorporated by reference as part of the response to Item 77I of the Registrant's Form N−SAR.